Exhibit 99.1

10990 Roe Avenue
Overland Park, KS 66211
Phone 913 696 6108 Fax 913 696 6116
News Release

YRC Worldwide Reports Unaudited Fourth Quarter and Full Year 2018 Results

Fourth Quarter results include Operating Income of $59.4 million and Adjusted EBITDA of $106.8 million

OVERLAND PARK, Kan., January 31, 2019 — YRC Worldwide Inc. (NASDAQ: YRCW) reported consolidated operating revenue for fourth quarter 2018 of $1.247 billion and consolidated operating income of $59.4 million, which included a $28.1 million net gain on property disposals. As a comparison, for the fourth quarter 2017, the Company’s results included operating revenue of $1.209 billion and consolidated operating income of $22.1 million, which included a $3.6 million net gain on property disposals.

Consolidated operating revenue for the year ended December 31, 2018 was $5.092 billion with consolidated operating income of $147.2 million, which included a $20.8 million net gain on property disposals. This compares to full-year 2017 consolidated operating revenue of $4.891 billion with consolidated operating income of $119.0 million, which included a $0.6 million net gain on property disposals.

“Our results in the fourth quarter and over the course of 2018 demonstrate successful execution against a plan focused on yield achievement, capital investment of our revenue equipment and the reduction of short-term rental costs and expensive local purchased transportation,” stated Darren Hawkins, chief executive officer of YRC Worldwide.

“Pricing discipline and favorable economic trends remained strong in the fourth quarter, resulting in year-over-year growth in operating revenue, operating income, revenue per hundredweight and revenue per shipment, both including and excluding fuel surcharge. Our consolidated fourth quarter operating revenue growth of 3.2% was largely attributed to the increase in revenue per hundredweight, excluding fuel surcharge, of 6.5% for YRC Freight and 6.8% for Regional Transportation, respectively, which marks the most significant year-over-year yield improvement in nearly four years for YRC Freight and more than ten years for Regional Transportation.

“YRC Freight reported its highest fourth quarter operating income in four years and the Regional Transportation segment reported its highest fourth quarter operating income in five years, after excluding the $29.3 million operating gain associated with the partial sale of one of our YRC Freight Facilities,” continued Hawkins.

Hawkins concluded, “Throughout 2019, we will continue our intense focus on yield and investments in revenue equipment as we are committed to improving consolidated operating margins. The progress on our overall liquidity and leverage position provides a strong backdrop for our growth story in 2019 and beyond.”

Financial Highlights

•

Fourth quarter 2018 net income was $21.8 million compared to a net loss of $7.5 million in fourth quarter 2017. For full-year 2018, net income was $24.5 million compared to net loss of $10.8 million in 2017.

•

On a non-GAAP basis, the Company generated consolidated Adjusted EBITDA of $106.8 million in fourth quarter 2018, compared to $58.5 million in the prior year comparable quarter (as detailed in the reconciliation below). Last twelve month (LTM) consolidated Adjusted EBITDA was $337.5 million compared to $274.2 million in 2017.

•	The total debt-to-Adjusted EBITDA ratio for fourth quarter 2018 improved to 2.64 times compared to 3.38 times for fourth quarter 2017.

•

Fourth quarter and full-year 2018 non-operating expenses were impacted by a $3.7 million and $10.9 million non-union pension settlement charge, respectively, compared to $7.6 million in prior year fourth quarter and full-year 2017. The pension settlement charge was triggered due to the amount of lump sum benefit payments distributed from plan assets in 2018. The lump sum benefit payments reduce pension obligations and are funded from existing pension plan assets and therefore do not impact the Company’s cash balance or liquidity. The non-cash expense is excluded from operating income and Adjusted EBITDA.

•

Investment in the business continued in 2018 with $145.4 million in capital expenditures and new operating leases for revenue equipment with a capital value equivalent of $212.6 million, for a total of $358.0 million. This equates to 7.0% of operating revenue for full year 2018. The total represents a $121.0 million increase over the $237.0 million investment in 2017. The investments primarily consisted of tractors, trailers and technology.

•

On January 25, 2019, our primary third-party carrier payable agent, IPS Worldwide, LLC, filed a petition for Chapter 11 bankruptcy. We are currently evaluating the impact this filing could have on our 2018 consolidated financial statements and therefore a modification may be required. At this time, the Company is unable to reasonably estimate the potential impact of the bankruptcy based on the known facts. However, the Company believes the impact to our consolidated results of operations, when resolved, is projected to be less than $10 million of operating income. We do not believe this will impact Adjusted EBITDA since any adjustment would be considered nonrecurring in nature.

Operational Highlights

•

The consolidated operating ratio for fourth quarter 2018 was 95.2 compared to 98.2 in fourth quarter 2017. The operating ratio at YRC Freight improved to 94.4 compared to 98.1 for the same period in 2017. The Regional segment’s fourth quarter 2018 operating ratio improved to 96.0 compared to 98.0 a year ago.

•	Fourth quarter 2018 tonnage per day decreased 3.4% at YRC Freight and decreased 6.6% at the Regional segment compared to fourth quarter 2017.

•

At YRC Freight, including fuel surcharge, fourth quarter 2018 revenue per hundredweight increased 8.0% and revenue per shipment increased 5.6% when compared to the same period in 2017. Excluding fuel surcharge, revenue per hundredweight increased 6.5% and revenue per shipment increased 4.2%.

•

At the Regional segment, including fuel surcharge, fourth quarter 2018 revenue per hundredweight increased 8.0% and revenue per shipment increased 8.2% when compared to the same period in 2017. Excluding fuel surcharge, revenue per hundredweight increased 6.8% and revenue per shipment increased 6.9%.

Liquidity Update

•	For full year 2018, cash provided by operating activities was $224.8 million compared to $60.7 million in 2017.

•	At December 31, 2018, the Company’s outstanding debt was $890.0 million, a decrease of $36.1 million compared to approximately $926.1 million as of December 31, 2017.

•

The Company’s available liquidity, which is comprised of cash and cash equivalents and Managed Accessibility (as detailed in the supplemental information provided below) under its ABL facility totaled $207.6 million compared to $118.3 million as of December 31, 2017, an increase of $89.3 million.

Key Segment Information – fourth quarter 2018 compared to fourth quarter 2017

YRC Freight	2018	2017	Percent Change(a)
Workdays	61.5	61.5
Operating revenue (in millions)	$796.3	$761.7	4.5%
Operating income (in millions)	$44.7	$14.1	216.7%
Operating ratio	94.4	98.1	3.7pp
Total tonnage per day (in thousands)	23.95	24.80	(3.4)%
Total shipments per day (in thousands)	39.96	40.48	(1.3)%
Total picked up revenue per hundredweight incl FSC	$26.47	$24.52	8.0%
Total picked up revenue per hundredweight excl FSC	$23.12	$21.71	6.5%
Total picked up revenue per shipment incl FSC	$317	$300	5.6%
Total picked up revenue per shipment excl FSC	$277	$266	4.2%
Total weight/shipment (in pounds)	1,199	1,225	(2.2)%

Regional Transportation	2018	2017	Percent Change(a)
Workdays	61.5	61.5
Operating revenue (in millions)	$451.2	$446.9	0.9%
Operating income (in millions)	$17.9	$8.9	100.6%
Operating ratio	96.0	98.0	2.0pp
Total tonnage per day (in thousands)	28.74	30.76	(6.6)%
Total shipments per day (in thousands)	37.45	40.14	(6.7)%
Total picked up revenue per hundredweight incl FSC	$12.74	$11.79	8.0%
Total picked up revenue per hundredweight excl FSC	$11.16	$10.45	6.8%
Total picked up revenue per shipment incl FSC	$195	$181	8.2%
Total picked up revenue per shipment excl FSC	$171	$160	6.9%
Total weight/shipment (in pounds)	1,535	1,532	0.1%

(a)	Percent change based on unrounded figures and not the rounded figures presented

Key Segment Information – full-year 2018 compared to full-year 2017

YRC Freight	2018	2017	Percent Change(a)
Workdays	252.0	251.5
Operating revenue (in millions)	$3,197.3	$3,067.9	4.2%
Operating income (in millions)	$89.3	$60.7	47.2%
Operating ratio	97.2	98.0	0.8pp
Total tonnage per day (in thousands)	24.35	25.01	(2.7%)
Total shipments per day (in thousands)	40.17	41.61	(3.5%)
Total picked up revenue per hundredweight incl FSC	$25.70	$24.11	6.6%
Total picked up revenue per hundredweight excl FSC	$22.52	$21.53	4.6%
Total picked up revenue per shipment incl FSC	$312	$290	7.5%
Total picked up revenue per shipment excl FSC	$273	$259	5.5%
Total weight/shipment (in pounds)	1,212	1,202	0.8%

Regional Transportation	2018	2017	Percent Change(a)
Workdays	252.0	251.5
Operating revenue (in millions)	$1,895.0	$1,823.4	3.9%
Operating income (in millions)	$70.7	$67.9	4.0%
Operating ratio	96.3	96.3	0.0pp
Total tonnage per day (in thousands)	30.05	31.12	(3.4%)
Total shipments per day (in thousands)	38.92	41.23	(5.6%)
Total picked up revenue per hundredweight incl FSC	$12.51	$11.66	7.3%
Total picked up revenue per hundredweight excl FSC	$11.00	$10.44	5.5%
Total picked up revenue per shipment incl FSC	$193	$176	9.8%
Total picked up revenue per shipment excl FSC	$170	$158	7.9%
Total weight/shipment (in pounds)	1,544	1,510	2.3%

(a)	Percent change based on unrounded figures and not the rounded figures presented

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Thursday, January 31, 2019, beginning at 9:30 a.m. ET.

A live audio webcast of the conference call and presentation slides will be available on YRC Worldwide Inc.’s website www.yrcw.com. A replay of the webcast will also be available at www.yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA: a non-GAAP measure that reflects EBITDA, and further adjusts for net gains or losses on certain property disposals, letter of credit expenses, restructuring charges, transaction costs related to issuances of debt, nonrecurring consulting fees, permitted dispositions and discontinued operations, equity-based compensation expense, non-union pension settlement charges, and expenses associated with certain lump sum payments to our union employees, among other items, as defined in our credit facilities. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities and to pay certain executive bonus compensation. We believe our presentation of EBITDA and Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results both on a consolidated basis and across our business segments, particularly in light of our leverage position and the capital-intensive nature of our business. Further, EBITDA is a measure that is commonly used by other companies in our industry and provides a comparison for investors to evaluate the performance of the companies in the industry. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenants in our term loan credit agreement as this measure is calculated as prescribed in our term loan credit agreement and serves as a driving component of key financial covenants. However, these financial measures should not be construed as better measurements than net income, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•

Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt, letter of credit expenses, restructuring charges, transaction costs related to debt, or nonrecurring consulting fees, among other items;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, our non-GAAP measures should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP measures as secondary measures. The company has provided reconciliations of its non-GAAP measures to GAAP net income (loss) and operating income (loss) within the supplemental financial information in this release.

*    *    *    *    *

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation): failure to extend or enter into a new labor contract with our approximately 24,000 union employees, which current contract expires March 31, 2019, the risk of labor disruptions or stoppages, particularly during labor contract negotiations; general economic factors; business risks and increasing costs associated with the transportation industry; competition and competitive pressure on pricing; increasing pension expense and funding obligations; increasing costs relating to our self-insurance claims expenses; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations; impediments to our operations and business resulting from anti-terrorism measures; the impact of claims and litigation expense to which we are or may become exposed; failure to realize the expected benefits and costs savings from our performance and operational improvement initiatives; our ability to attract and retain qualified drivers and increasing costs of driver compensation; privacy breach or IT system disruption; risks of operating in foreign countries; our dependence on key employees; seasonality; shortages of fuel and changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; our ability to generate sufficient liquidity to satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements, and our ability to achieve increased cash flows through improvement in operations; limitations on our operations, our financing opportunities, potential strategic transactions, acquisitions or dispositions resulting from restrictive covenants in the documents governing our existing and future indebtedness; our failure to comply with the covenants in the documents governing our existing and future indebtedness; fluctuations in the price of our common stock; dilution from future issuances of our common stock; our intention not to pay dividends on our common stock; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

*    *    *    *    *

About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including Holland, New Penn, Reddaway, YRC Freight, and YRC Reimer as well as the logistics company HNRY Logistics. Collectively, YRC Worldwide companies have one of the largest, most comprehensive logistics and LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Bri Simoneau
913-696-6108
investor@yrcw.com

Media Contact:	Mike Kelley
916-696-6121
mike.kelley@yrcw.com

SOURCE: YRC Worldwide

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	December 31, 2018	December 31, 2017
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$227.6	$91.6
Restricted amounts held in escrow	—	54.1
Accounts receivable, net	470.3	488.3
Prepaid expenses and other	58.7	66.1

Total current assets	756.6	700.1

PROPERTY AND EQUIPMENT:
Cost	2,765.9	2,770.2
Less - accumulated depreciation	(1,969.8)	(1,957.5)

Net property and equipment	796.1	812.7

Other assets	64.4	72.7

Total assets	$1,617.1	$1,585.5

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$178.0	$172.0
Wages, vacations, and employee benefits	223.6	182.3
Other current and accrued liabilities	165.8	159.3
Current maturities of long-term debt	20.7	30.6

Total current liabilities	588.1	544.2

OTHER LIABILITIES:
Long-term debt, less current portion	854.2	875.5
Deferred income taxes, net	1.8	3.1
Pension and postretirement	202.9	235.4
Claims and other liabilities	271.3	280.8
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,327.6	2,323.3
Accumulated deficit	(2,204.1)	(2,228.6)
Accumulated other comprehensive loss	(332.3)	(355.8)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(301.2)	(353.5)

Total liabilities and shareholders’ deficit	$1,617.1	$1,585.5

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Twelve Months
	2018	2017	2018	2017
OPERATING REVENUE	$1,247.4	$1,208.6	$5,092.0	$4,891.0

OPERATING EXPENSES:
Salaries, wages and employee benefits (a)	721.3	705.9	2,950.0	2,884.2
Fuel, operating expenses and supplies	230.1	224.9	935.9	867.5
Purchased transportation	167.2	164.3	683.2	627.5
Depreciation and amortization	37.5	36.7	147.7	147.7
Other operating expenses	60.0	58.3	248.8	245.7
Gains on property disposals, net	(28.1)	(3.6)	(20.8)	(0.6)

Total operating expenses	1,188.0	1,186.5	4,944.8	4,772.0

OPERATING INCOME	59.4	22.1	147.2	119.0

NONOPERATING EXPENSES:
Interest expense	28.1	25.8	105.8	102.8
Non-union pension and postretirement benefits (a)	3.4	10.8	9.4	20.6
Other, net	(2.8)	0.7	(3.6)	13.7

Nonoperating expenses, net	28.7	37.3	111.6	137.1

INCOME (LOSS) BEFORE INCOME TAXES	30.7	(15.2)	35.6	(18.1)
INCOME TAX EXPENSE (BENEFIT)	8.9	(7.7)	11.1	(7.3)

NET INCOME (LOSS)	21.8	(7.5)	24.5	(10.8)
OTHER COMPREHENSIVE INCOME, NET OF TAX	5.0	56.5	23.5	69.4

COMPREHENSIVE INCOME	$26.8	$49.0	$48.0	$58.6

AVERAGE COMMON SHARES OUTSTANDING - BASIC	33,089	32,730	32,983	32,685
AVERAGE COMMON SHARES OUTSTANDING - DILUTED	33,851	32,730	33,859	32,685

EARNINGS (LOSS) PER SHARE - BASIC	$0.66	$(0.23)	$0.74	$(0.33)
EARNINGS (LOSS) PER SHARE - DILUTED	$0.64	$(0.23)	$0.72	$(0.33)

(a)

Due to the adoption of ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, “Salaries, wages and employee benefits,” “Non-union pension and postretirement benefits” and “Operating Income” for 2017 have been updated to reflect the reclassification of pension expense.

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

	2018	2017
OPERATING ACTIVITIES:
Net income (loss)	$24.5	$(10.8)
Noncash items included in net income (loss):
Depreciation and amortization	147.7	147.7
Equity-based compensation and employee benefits expense	20.3	22.0
Non-union pension settlement charge	10.9	7.6
Gains on property disposals, net	(20.8)	(0.6)
Deferred income tax benefit, net	(1.1)	(13.2)
Other noncash items, net	4.9	13.2
Changes in assets and liabilities, net:
Accounts receivable	16.6	(38.6)
Accounts payable	6.1	10.9
Other operating assets	1.9	14.9
Other operating liabilities	13.8	(92.4)

Net cash provided by operating activities	224.8	60.7

INVESTING ACTIVITIES:
Acquisition of property and equipment	(145.4)	(103.3)
Proceeds from disposal of property and equipment	36.4	8.8

Net cash used in investing activities	(109.0)	(94.5)

FINANCING ACTIVITIES:
Repayment of long-term debt	(31.9)	(79.3)
Debt issuance costs	—	(14.5)
Payments for tax withheld on equity-based compensation	(2.0)	(2.4)

Net cash used in financing activities	(33.9)	(96.2)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW	81.9	(130.0)
CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW, BEGINNING OF PERIOD	145.7	275.7

CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW, END OF PERIOD	$227.6	$145.7

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(101.2)	$(103.4)
Letter of credit fees paid	(7.0)	(7.0)
Income tax refund (payment), net	(5.5)	1.7

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Twelve Months
	2018	2017	%	2018	2017	%
Operating revenue:
YRC Freight	$796.3	$761.7	4.5	$3,197.3	$3,067.9	4.2
Regional Transportation	451.2	446.9	1.0	1,895.0	1,823.4	3.9
Other, net of eliminations	(0.1)	—		(0.3)	(0.3)

Consolidated	1,247.4	1,208.6	3.2	5,092.0	4,891.0	4.1
Operating income (loss):
YRC Freight	44.7	14.1		89.3	60.7
Regional Transportation	17.9	8.9		70.7	67.9
Corporate and other	(3.2)	(0.9)		(12.8)	(9.6)

Consolidated	$59.4	$22.1		$147.2	$119.0
Operating ratio (a):
YRC Freight	94.4%	98.1%		97.2%	98.0%
Regional Transportation	96.0%	98.0%		96.3%	96.3%
Consolidated	95.2%	98.2%		97.1%	97.6%

(a)

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION: Total Debt

As of December 31, 2018	Par Value	Discount	Debt Issue Costs	Book Value
Term Loan	$573.7	$(7.8)	$(6.5)	$559.4
ABL Facility	—	—	—	—
Secured Second A&R CDA	26.9	—	(0.1)	26.8
Unsecured Second A&R CDA	46.7	—	(0.2)	46.5
Lease financing obligations	242.7	—	(0.5)	242.2

Total debt	$890.0	$(7.8)	$(7.3)	$874.9

As of December 31, 2017	Par Value	Discount	Debt Issue Costs	Book Value
Term Loan	$595.5	$(10.4)	$(8.3)	$576.8
ABL Facility	—	—	—	—
Secured Second A&R CDA	26.9	—	(0.1)	26.8
Unsecured Second A&R CDA	48.2	—	(0.3)	47.9
Lease financing obligations	255.5	—	(0.9)	254.6

Total debt	$926.1	$(10.4)	$(9.6)	$906.1

Our total leverage ratio for the four consecutive fiscal quarters ended December 31, 2018 was 2.64 to 1.00.

Our total leverage ratio for the four consecutive fiscal quarters ended December 31, 2017 was 3.38 to 1.00.

SUPPLEMENTAL INFORMATION: Liquidity
			December 31, 2018	December 31, 2017
Cash and cash equivalents			$227.6	$91.6
Less: Amounts placed into restricted cash subsequent to year-end			(25.0)	—
Managed Accessibility (b)			5.0	26.7

Total Cash and cash equivalents and Managed Accessibility			$207.6	$118.3

(b)

Managed Accessibility represents the maximum amount we would access on the ABL Facility and is adjusted for eligible receivables plus eligible borrowing base cash measured as of December 31, 2018. If eligible receivables fall below the threshold management uses to measure availability, which is 10% of the borrowing line, the credit agreement governing the ABL Facility permits adjustments from eligible borrowing base cash to restricted cash prior to the compliance measurement date of January 15, 2019.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

	Three Months		Twelve Months
	2018	2017	2018	2017
Reconciliation of net income (loss) to Adjusted EBITDA(a):
Net income (loss)	$21.8	$(7.5)	$24.5	$(10.8)
Interest expense, net	27.3	25.7	104.5	102.4
Income tax expense (benefit)	8.9	(7.7)	11.1	(7.3)
Depreciation and amortization	37.5	36.7	147.7	147.7

EBITDA	95.5	47.2	287.8	232.0
Adjustments for Term Loan Agreement:
(Gains) losses on property disposals, net	(28.1)	(3.6)	(20.8)	(0.6)
Gains on certain disposals	29.3	—	29.7	—
Letter of credit expense	1.6	1.7	6.6	6.8
Restructuring charges	0.6	0.6	2.3	0.9
Transaction costs related to issuances of debt	—	1.4	—	10.3
Nonrecurring consulting fees	2.5	—	7.7	—
Permitted dispositions and other	—	0.1	0.3	1.2
Equity-based compensation expense	0.8	1.2	6.3	6.5
Non-union pension settlement charge	3.7	7.6	10.9	7.6
Other, net (b)	0.9	2.3	6.7	9.5

Adjusted EBITDA	$106.8	$58.5	$337.5	$274.2

(a)  Certain immaterial reclassifications have been made to prior year to conform to current year presentation.

(b)  As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months		Twelve Months
	2018	2017	2018	2017
Adjusted EBITDA by segment:
YRC Freight	$72.9	$32.0	$198.1	$137.8
Regional Transportation	33.6	26.1	138.7	136.4
Corporate and other	0.3	0.4	0.7	—

Adjusted EBITDA	$106.8	$58.5	$337.5	$274.2

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

	Three Months		Twelve Months
	2018	2017	2018	2017
YRC Freight segment
Reconciliation of operating income to Adjusted EBITDA(a):
Operating income	$44.7	$14.1	$89.3	$60.7
Depreciation and amortization	20.7	21.2	82.2	84.8
(Gains) losses on property disposals, net	(26.4)	(3.9)	(20.3)	(2.2)
Gains on certain disposals	29.3	—	29.7	—
Letter of credit expense	1.1	1.0	4.2	4.3
Restructuring charges	—	0.6	0.1	0.9
Non-union pension and postretirement benefits(b)	0.4	(2.9)	1.9	(11.7)
Nonrecurring consulting fees	2.4	—	7.4	—
Other, net (c)	0.7	1.9	3.6	1.0

Adjusted EBITDA	$72.9	$32.0	$198.1	$137.8

	Three Months		Twelve Months
	2018	2017	2018	2017
Regional Transportation segment
Reconciliation of operating income to Adjusted EBITDA:
Operating income	$17.9	$8.9	$70.7	$67.9
Depreciation and amortization	16.6	15.5	65.0	62.9
(Gains) losses on property disposals, net	(1.7)	0.3	(0.6)	1.6
Letter of credit expense	0.5	0.6	2.2	2.2
Nonrecurring consulting fees	0.1	—	0.3	—
Other, net (c)	0.2	0.8	1.1	1.8

Adjusted EBITDA	$33.6	$26.1	$138.7	$136.4

	Three Months		Twelve Months
	2018	2017	2018	2017
Corporate and other
Reconciliation of operating loss to Adjusted EBITDA(a):
Operating loss	$(3.2)	$(0.9)	$(12.8)	$(9.6)
Depreciation and amortization	0.2	—	0.5	—
Losses on property disposals, net	—	—	0.1	—
Letter of credit expense	—	0.1	0.2	0.3
Restructuring charges	0.6	—	2.2	—
Transaction costs related to issuances of debt	—	—	—	2.2
Permitted dispositions and other	—	0.1	0.3	1.2
Non-union pension and postretirement benefits(b)	(0.1)	(0.3)	(0.4)	(1.3)
Equity-based compensation expense	0.8	1.2	6.3	6.5
Other, net (c)	2.0	0.2	4.3	0.7

Adjusted EBITDA	$0.3	$0.4	$0.7	$—

(a)	Certain immaterial reclassifications have been made to prior year to conform to current year presentation.
(b)

Due to the adoption of ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, “Operating income (loss)” for 2017 has been updated to reflect the reclassification of pension expense.

(c)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
				Y/Y	Sequential
	4Q18	4Q17	3Q18	% (b)	% (b)
Workdays	61.5	61.5	63.0

Total picked up revenue (in millions) (a)	$779.7	$747.7	$805.0	4.3	(3.1)
Total tonnage (in thousands)	1,473	1,525	1,541	(3.4)	(4.4)
Total tonnage per day (in thousands)	23.95	24.80	24.46	(3.4)	(2.1)
Total shipments (in thousands)	2,458	2,489	2,547	(1.3)	(3.5)
Total shipments per day (in thousands)	39.96	40.48	40.43	(1.3)	(1.2)
Total picked up revenue/cwt.	$26.47	$24.52	$26.11	8.0	1.4
Total picked up revenue/cwt. (excl. FSC)	$23.12	$21.71	$22.85	6.5	1.2
Total picked up revenue/shipment	$317	$300	$316	5.6	0.4
Total picked up revenue/shipment (excl. FSC)	$277	$266	$277	4.2	0.2
Total weight/shipment (in pounds)	1,199	1,225	1,210	(2.2)	(1.0)
(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$796.3	$761.7	$822.1
Change in revenue deferral and other	(16.6)	(14.0)	(17.1)

Total picked up revenue	$779.7	$747.7	$805.0

	Regional Transportation
				Y/Y	Sequential
	4Q18	4Q17	3Q18	% (b)	% (b)
Workdays	61.5	61.5	63.0

Total picked up revenue (in millions) (a)	$450.2	$446.0	$481.3	0.9	(6.5)
Total tonnage (in thousands)	1,767	1,892	1,891	(6.6)	(6.5)
Total tonnage per day (in thousands)	28.74	30.76	30.01	(6.6)	(4.2)
Total shipments (in thousands)	2,303	2,469	2,471	(6.7)	(6.8)
Total shipments per day (in thousands)	37.45	40.14	39.22	(6.7)	(4.5)
Total picked up revenue/cwt.	$12.74	$11.79	$12.73	8.0	0.1
Total picked up revenue/cwt. (excl. FSC)	$11.16	$10.45	$11.19	6.8	(0.2)
Total picked up revenue/shipment	$195	$181	$195	8.2	0.3
Total picked up revenue/shipment (excl. FSC)	$171	$160	$171	6.9	0.1
Total weight/shipment (in pounds)	1,534	1,532	1,530	0.1	0.3
(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$451.2	$446.9	$481.5
Change in revenue deferral and other	(1.0)	(0.9)	(0.2)

Total picked up revenue	$450.2	$446.0	$481.3

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.

YRC Worldwide Inc.

Segment Statistics

YTD Comparison

	YRC Freight
			Y/Y
	2018	2017	% (b)
Workdays	252.0	251.5

Total picked up revenue (in millions) (a)	$3,153.3	$3,033.0	4.0
Total tonnage (in thousands)	6,136	6,291	(2.5)
Total tonnage per day (in thousands)	24.35	25.01	(2.7)
Total shipments (in thousands)	10,122	10,465	(3.3)
Total shipments per day (in thousands)	40.17	41.61	(3.5)
Total picked up revenue/cwt.	$25.70	$24.11	6.6
Total picked up revenue/cwt. (excl. FSC)	$22.52	$21.53	4.6
Total picked up revenue/shipment	$312	$290	7.5
Total picked up revenue/shipment (excl. FSC)	$273	$259	5.5
Total weight/shipment (in pounds)	1,212	1,202	0.8
(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$3,197.3	$3,067.9
Change in revenue deferral and other	(44.0)	(34.9)

Total picked up revenue	$3,153.3	$3,033.0

	Regional Transportation
			Y/Y
	2018	2017	% (b)
Workdays	252.0	251.5

Total picked up revenue (in millions) (a)	$1,895.2	$1,824.8	3.9
Total tonnage (in thousands)	7,574	7,827	(3.2)
Total tonnage per day (in thousands)	30.05	31.12	(3.4)
Total shipments (in thousands)	9,808	10,370	(5.4)
Total shipments per day (in thousands)	38.92	41.23	(5.6)
Total picked up revenue/cwt.	$12.51	$11.66	7.3
Total picked up revenue/cwt. (excl. FSC)	$11.00	$10.44	5.5
Total picked up revenue/shipment	$193	$176	9.8
Total picked up revenue/shipment (excl. FSC)	$170	$158	7.9
Total weight/shipment (in pounds)	1,544	1,510	2.3
(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$1,895.0	$1,823.4
Change in revenue deferral and other	0.2	1.4

Total picked up revenue	$1,895.2	$1,824.8

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.